EXHIBIT 10.48

AGREEMENT OF LIMITED PARTNERSHIP
OF
VAL VERDE GAS GATHERING COMPANY, L.P.

     This Agreement of Limited Partnership (this “Agreement”) of Val Verde Gas Gathering Company, L.P. (the “Partnership”), dated as of May 29, 2002 (the “Effective Date”) is entered into by and among TEPPCO NGL Pipelines, LLC, a Delaware limited liability company, as general partner, and TEPPCO Midstream Companies, L.P. (“TEPPCO Midstream”), as the sole limited partner.

ARTICLE I
DEFINITIONS

     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

     “Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.5, as amended and restated from time to time.

     “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

     “General Partner” means TEPPCO NGL Pipelines, LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership, and any successor to TEPPCO NGL Pipelines, LLC, as general partner.

     “Limited Partner” means TEPPCO Midstream or any assignee or successor of TEPPCO Midstream.

     “Partner” means the General Partner or any Limited Partner and “Partners” means the General Partner and the Limited Partner.

     “Partnership” means Val Verde Gas Gathering Company, L.P., a Delaware limited partnership.

     “Percentage Interest” means, 99.999% with respect to the Limited Partner, and 0.001% with respect to the General Partner.

ARTICLE II
ORGANIZATIONAL MATTERS

     Section 2.1 Formation. Subject to the provisions of this Agreement, the General Partner and the Limited Partner have formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partner hereby enter into this Agreement to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

     Section 2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of “Val Verde Gas Gathering Company, L.P.”

     Section 2.3 Principal Office; Registered Office

(a) The principal office of the Partnership shall be at 2929 Allen Parkway, Suite 3200, Houston, Texas 77019 or such other place as the General Partner may from time to time designate to the Limited Partner. The Partnership may maintain offices at such other places as the General Partner deems advisable.

(b) The address of the Partnership’s registered office in the State of Delaware shall be c/o 1209 Orange Street, Wilmington, Delaware 19801 and the name of the Partnership’s registered agent for service of process at such address shall be The Corporation Trust Company.

     Section 2.4 Term. The Partnership commenced its existence on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated as provided herein.

     Section 2.5 Organization Certificate. A Certificate of Limited Partnership of the Partnership has been filed by the General Partner with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in the State of Delaware and any state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.

ARTICLE III
PURPOSE

     The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

ARTICLE IV
CAPITAL CONTRIBUTIONS

     Effective as of the date hereof, the Limited Partner has delivered and contributed to the Partnership, as a capital contribution $999.99, in exchange for the Percentage Interest as limited partner of the Partnership.

     Effective as of the date hereof, the General Partner has delivered and contributed to the Partnership as a capital contribution $0.01, in exchange for the Percentage Interest as the general partner of the Partnership.

ARTICLE V
ALLOCATIONS; DISTRIBUTIONS

     Section 5.1 Allocations. Each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

     Section 5.2 Distributions. From time to time, but not less often than quarterly, the General Partner shall review the Partnership’s accounts to determine whether distributions are appropriate. The General Partner may make such cash distributions as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; provided, however, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to all the Partners other Partnership property, or other securities of the Partnership or other entities. All distributions by the General Partner shall be made in accordance with the Percentage Interests of the Partners.

ARTICLE VI
MANAGEMENT AND OPERATIONS OF BUSINESS

     Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partner shall not have any power to control or manage the business and affairs of the Partnership.

ARTICLE VII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     No Limited Partner shall have any liability under this Agreement.

ARTICLE VIII
DISSOLUTION AND LIQUIDATION

     The Partnership shall dissolve and its affairs shall be wound upon the unanimous agreement of the Partners to dissolve. All assets of the Partnership shall be distributed to the Partners in proportion to their Percentage Interests.

ARTICLE IX
AMENDMENT OF PARTNERSHIP AGREEMENT

     The General Partner may amend any provision of this Agreement without the consent of the Limited Partners and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

ARTICLE X
GENERAL PROVISIONS

     Section 10.1 Addresses and Notices. Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a).

     Section 10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     Section 10.3 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     Section 10.4 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

     Section 10.5 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the General Partner and the Limited Partner as of the date first above written.

GENERAL PARTNER:

TEPPCO NGL Pipelines, LLC, a Delaware limited liability company

By:	/s/ ALLISON A. NELSON

Name: Title:	Allison A. Nelson Assistant Secretary

LIMITED PARTNER:

TEPPCO MIDSTREAM COMPANIES, L.P., a Delaware limited partnership

By:	TEPPCO GP, Inc., its general partner

	By:	/s/ ALLISON A. NELSON

	Name: Title:	Allison A. Nelson Assistant Secretary